Exhibit 99.1

FOR RELEASE: Tuesday, November 18, 2014

Berkley Heights, NJ

November 18, 2014

AUTHENTIDATE ADDS U.S. ARMY LIEUTENANT GENERAL (RETIRED) ROY E. BEAUCHAMP TO THE BOARD OF DIRECTORS

Authentidate Holding Corp. (Nasdaq: ADAT), a provider of secure web-based software applications and telehealth products and services for healthcare organizations, today announced that Roy E. Beauchamp, U.S. Army Lieutenant General (retired) was elected to Authentidate’s Board of Directors, expanding the number of directors from six to seven.

“General Beauchamp’s more than 40 years of broad government and commercial experience and proven leadership talent will add valuable perspective to our Board of Directors,” commented Ben Benjamin, Chief Executive Officer of Authentidate. “As we continue to focus our efforts on increasing our footprint in both the commercial and government sectors, we believe General Beauchamp’s extraordinary experience, judgment and counsel will strengthen our ability to grow sales of our products and services in a measured and profitable way for our shareholders.”

Gen. Beauchamp is the President of Beauchamp and Associates, LLC. Established in October 2007, the group provides consulting and advisory services on logistics, technology introduction, construction business opportunity development and organizational and leadership development. Gen. Beauchamp served in the United States Army for thirty-seven years, retiring as a Lieutenant General in 2002. In the course of his military career he served in a wide variety of senior positions involving technology management, production management, industrial base management, project management, contract management and logistics management. These positions included Commanding General - Defense Industrial Supply Center; Deputy Chief of Staff for Research, Development and Acquisition, Army Materiel Command; Commanding General, Tank-Automotive and Armaments Command; and Director of Logistics and Security Assistance, U.S. Central Command. His last assignment prior to retirement was Deputy Commanding General of the Army Materiel Command. Following his retirement, Gen. Beauchamp joined the Washington Group International, where he served as Senior Vice President for Domestic Operations in the Defense Business Unit from October 2002 until September 2005, as Program Director for the Katrina Program Management Office until September 2006, and as a Special Assistant to the Chief Operating Officer until June 2007. Gen. Beauchamp was responsible for developing and managing a portfolio that included Department of Defense infrastructure projects, Homeland Security projects and support to the Department of State and other government agencies.

“Authentidate is positioned in the center of significant, impending changes in our nation’s healthcare system,” stated General Roy E. Beauchamp. “I look forwarding to working with the team, sharing my experience and contributing to the growth of this company.”

About Authentidate Holding Corp.

Authentidate Holding Corp. is a provider of secure web-based software applications and telehealth products and services that enable healthcare organizations to coordinate care for patients and enhance related administrative and clinical workflows. Authentidate’s products and services enable healthcare organizations to increase revenues, reduce costs and enhance patient care by eliminating paper and manual work steps from clinical and administrative processes. Authentidate’s telehealth solutions combine patient vital signs monitoring with a web application that streamlines patient care management. Delivered as Software as a Service (SaaS), customers only require an Internet connection and web browser to access our web-based applications thereby utilizing previous investments in systems and technology. The company’s healthcare customers and users include leading homecare companies, health systems, physician groups and governmental entities. These organizations utilize the company’s products and services to coordinate care for patients outside of acute-care.

For more information, visit the company’s website at www.authentidate.com

This press release contains forward-looking statements within the meaning of section 27A of the Securities Act of 1933 and section 21E of the Securities Act of 1934. When used in this release, the words “believe,” “anticipate,” “think,” “intend,” “plan,” “will be,” “expect,” and similar expressions identify such forward-looking statements. Such statements regarding future events and/or the future financial performance of the company are subject to certain risks and uncertainties, which could cause actual events or the actual future results of the company to differ materially from any forward-looking statement. Such risks and uncertainties include, among other things, the availability of any needed financing, the company’s ability to implement its business plan for various applications of its technologies, the impact of competition, the management of growth, and the other risks and uncertainties that may be detailed from time to time in the company’s reports filed with the Securities and Exchange Commission. In light of the significant risks and uncertainties inherent in the forward-looking statements included herein, the inclusion of such statements should not be regarded as a representation by the company or any other person that the objectives and plans of the company will be achieved.

Authentidate, Inscrybe and InscrybeMD are registered trademarks of Authentidate Holding Corp. All other trade names are the property of their respective owners.

Media Contacts:

James Carbonara, Hayden IR,

james@haydenir.com or (646) 755-7412

Brett Maas, Hayden IR,

Brett@haydenir.com or (646) 536-7331

Source: Authentidate Holding Corp.